POWER OF ATTORNEY
FOR
SECURITIES AND EXCHANGE COMMISSION
AND RELATED FILINGS

Each of the undersigned Directors of FIRSTHAND TECHNOLOGY VALUE FUND, INC. (the “Fund”) hereby appoints KEVIN LANDIS and OMAR BILLAWALA his attorneys-in-fact and agents, in all capacities, to execute and to file any documents relating to the Registration Statements on Form N-2 under the Investment Company Act of 1940, under the Securities Act of 1933 (the "Securities Act") of the Fund and under the laws of the states and other jurisdictions, including any and all amendments thereto (including post-effective amendments), covering the registration and the sale of common stock and subscription rights by the Fund and covering all registration statements and post-effective amendments thereto filed by the Fund pursuant to Rule 462(b) under the Securities Act, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including proxy statements, 10-Ks, and applications for exemptive orders or rulings. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorney-in-facts and agents may lawfully do or cause to be done by virtue hereof.

The undersigned Directors hereby execute this Power of Attorney as of this 24th day of December, 2014.

/s/ Greg Burglin
Greg Burglin

/s/ Mark FitzGerald
Mark FitzGerald

/s/ Kimun Lee
Kimun Lee

/s/ Nicholas Petredis
Nicholas Petredis

/s/ Rodney Yee
Rodney Yee